Company Contact:                                         Exhibit 99.1
Stephen A. Heit
800 524-2720, ext. 183
FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. REPORTS SECOND QUARTER AND FIRST HALF FISCAL 2014 RESULTS

EAST RUTHERFORD, N.J., July 22, 2014 -- CCA Industries, Inc. (NYSE MKT: "CAW"), announced today its second quarter and six month results for the period ended May 31, 2014. The results can be found on the chart below.
Richard Kornhauser, Chief Executive Officer and President of CCA Industries said, “The ugly performance in the first half of 2014 traces directly to the Gel Perfect color nail polish and the Company’s dietary supplement brand that has heavily weighed down the overall performance for the past 24 plus months. The Company has discontinued the Gel Perfect brand as of the end of the second quarter, which is reflected on the Company’s consolidated statement of operations. Efforts are underway to mitigate the dietary supplement brand’s future impact on the business. “
Mr. Kornhauser continued, “The Company’s core brands, principally, Plus White, Sudden Change, Bikini Zone and Nutra Nail Treatments reaffirms the Company’s confidence that the restructuring effort and turnaround is on track. Net Sales for all brands, other than the Gel Perfect and dietary supplement brands, during the second quarter of 2014 was $10,555,749 as compared to $8,673,561 the same period in fiscal 2013, an increase of 21.7%. This is a result of very positive consumer response to our new brand advertising campaign (media and creative) with consumer sales up significantly for the second quarter versus the same period last year for the Plus White, Sudden Change and Bikini Zone brands. In our judgment, the results show that we continue to have products that meet consumer needs, respond to smart marketing and advertising efforts and, importantly, can deliver long-term shareholder value. These are the brands that will we believe will drive our Company’s performance forward in a highly positive manner. “
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T” Green Tea diet supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “ “Solar Sense” sun protection products, “and “Pain Bust RII” an analgesic product.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

Three Months Ended
	May 31, 2014	May 31, 2013

Revenues	$ 8,769,567	$ 10,679,745

(Loss) Income from Continuing Operations	$ (1,678,514)	$ 486,563
Loss on Discontinued Operations	$ (2,458,192)	$ (643,399)
Net Loss	$ (4,136,706)	$ (156,836)

Earning per Share:
Basic
Continuing Operations	$ (0.24)	$ 0.07
Discontinued Operations	$ (0.35)	$ (0.09)
(Loss)	$ (0.59)	$ (0.02)

Earning per Share:
Diluted
Continuing Operations	$ (0.24)	$ 0.07
Discontinued Operations	$ (0.35)	$ (0.09)
(Loss)	$ (0.59)	$ (0.02)

Weighted Average Shares Outstanding:
Basic	7,006,684	7,054,442
Diluted	7,006,684	7,054,442

Six Months Ended
	May 31, 2014	May 31, 2013

Revenues	$ 16,267,775	$ 19,965,672

Loss from Continuing Operations	$ (2,620,694)	$ (898,756)
Loss on Discontinued Operations	$ (2,755,577)	$ (273,470)
Net Loss	$ (5,376,271)	$ (1,172,226)

Earning per Share:
Basic
Continuing Operations	$ (0.37)	$ (0.13)
Discontinued Operations	$ (0.39)	$ (0.04)
(Loss)	$ (0.76)	$ (0.17)

Earning per Share:
Diluted
Continuing Operations	$ (0.37)	$ (0.13)
Discontinued Operations	$ (0.39)	$ (0.04)
(Loss)	$ (0.76)	$ (0.17)

Weighted Average Shares Outstanding:
Basic	7,006,684	7,054,442
Diluted	7,006,684	7,054,442